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                                                                     Exhibit 3.1


                AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

                                       OF

                           AMF BOWLING WORLDWIDE, INC.



         I, the undersigned, for the purpose of amending and restating the Certificate of Incorporation of AMF Bowling Worldwide, Inc., originally incorporated under the name AMF Group Inc., the original Certificate of Incorporation of which was filed with the Secretary of State of the State of Delaware on December 27, 1995, under the General Corporation Law of the State of Delaware, do hereby certify pursuant to Section 103 of the Delaware General Corporation Law that AMF Bowling Worldwide, Inc. has duly adopted the following Amended and Restated Certificate of Incorporation pursuant to Sections 242 and 245 of the General Corporation Law of the State of Delaware:

                                    ARTICLE I
                                    ---------

         The name of the corporation (which is hereinafter referred to as the "Corporation") is:
                           AMF Bowling Worldwide, Inc.

                                   ARTICLE II
                                   ----------

         The address of the Corporation's registered office in the State of Delaware is the Corporation Trust Center, 1209 Orange Street in the City of Wilmington, County of New Castle. The name of the Corporation's registered agent at such address is The Corporation Trust Company.

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                                   ARTICLE III
                                   -----------

         The purpose of the Corporation shall be to engage in any lawful act or activity for which corporations may be organized and incorporated under the General Corporation Law of the State of Delaware.

                                   ARTICLE IV
                                   ----------

         Section 1. The Corporation shall be authorized to issue 25,000,000 shares of capital stock, of which 20,000,000 shares shall be shares of Common Stock, $.01 par value ("Common Stock") and 5,000,000 shares shall be shares of Preferred Stock, $.01 par value ("Preferred Stock").

         Section 2. Each share of Common Stock shall have one vote and the Common Stock shall vote together as a single class, in person or by proxy, at any and all meetings of the stockholders of the Corporation on all propositions before such meetings.

         Section 3. The Board of Directors of the Corporation (the "Board") is expressly authorized to provide for the issue of all or any shares of the Preferred Stock, in one or more series, and to fix for each such series such voting powers, and such designations, preferences and relative, participating, optional or other special rights, and such qualifications, limitations or restrictions thereof, as shall be stated and expressed in the resolution or resolutions adopted by the Board providing for the issue of such series (a

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"Preferred Stock Designation") and as may be permitted by the General
Corporation Law of the State of Delaware; provided that no series so designated shall be non-voting. The number of authorized shares of Preferred Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority of the voting power of all of the then outstanding shares of the capital stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class, without a separate vote of the holders of the Preferred Stock, or any series thereof, unless a vote of any such holders is required pursuant to any Preferred Stock Designation.

         Section 4. Notwithstanding anything herein to the contrary, the Corporation shall not be authorized to issue non-voting equity securities of any class, series or other designation to the extent prohibited by Section 1123(a)(6) of title 11 of the United States Code (the "Bankruptcy Code"); provided, however, that the foregoing restriction shall (i) have no further force and effect beyond that required under Section 1123(a)(6) of the Bankruptcy Code, (ii) only have such force and effect for so long as such Section 1123(a)(6) is in effect and applies to the Corporation and (iii) be deemed void or eliminated if required under applicable law.

                                    ARTICLE V
                                    ---------

         Unless and except to the extent that the Amended and Restated By-Laws of the Corporation shall so require, the election of directors of the Corporation need not be by written ballot.

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                                   ARTICLE VI
                                   ----------

         The number of directors constituting the Board shall be fixed by or in the manner provided in the Amended and Restated By-Laws, but shall not be less than three. Directors shall be elected at the annual meeting of the stockholders in accordance with the provisions of the Amended and Restated By-Laws.

                                   ARTICLE VII
                                   -----------

         In furtherance and not in limitation of the powers conferred by law, the Board is expressly authorized and empowered to make, alter and repeal the Amended and Restated By-Laws of the Corporation by a majority vote at any regular or special meeting of the Board or by written consent, subject to the power of the stockholders of the Corporation to alter or repeal Amended and Restated By-Laws made by the Board.

                                  ARTICLE VIII
                                  ------------

         The Corporation reserves the right at any time from time to time to amend, alter, change or repeal any provision contained in this Amended and Restated Certificate of Incorporation, and any other provisions authorized by the laws of the State of Delaware at the time in force may be added or inserted, in the manner now or hereafter prescribed by law; and all rights, preferences and privileges of whatsoever nature conferred upon stockholders, directors or any other persons whomsoever by and pursuant to this Amended and Restated Certificate of Incorporation in its present form or as hereafter amended are granted subject to the right reserved in this Article.

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                                   ARTICLE IX
                                   ----------

         Section 1. Elimination of Certain Liability of Directors. A director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under
Section 174 of the General Corporation Law of the State of Delaware, or (iv) for any transaction from which the director derived an improper personal benefit.

         Section 2.  Indemnification and Insurance.

                  (a) Right to Indemnification. Each person who was or is made a party or is threatened to be made a party to or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a "proceeding"), by reason of the fact that he or she, or a person of whom he or she is the legal representative, is or was a director or officer of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, whether the basis of such proceeding is alleged action in an official capacity as a director, officer, employee or agent or in any other capacity while serving as a director, officer, employee or agent, shall be indemnified and held harmless by the Corporation to the fullest extent authorized by the General Corporation Law of the State of Delaware, as the same exists or may hereafter be amended (but, in the case of any such amendment,

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only to the extent that such amendment permits the Corporation to provide broader indemnification rights than said law permitted the Corporation to provide prior to such amendment), against all expense, liability and loss (including attorneys' fees, judgments, fines, amounts paid or to be paid in settlement, and excise taxes or penalties arising under the Employee Retirement Income Security Act of 1974) actually and reasonably incurred or suffered by such person in connection therewith and such indemnification shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of his or her heirs, executors and administrators; provided, however, that, except as provided in paragraph (b) hereof, the Corporation shall indemnify any such person seeking indemnification (i) in connection with a proceeding (or part thereof) initiated by such person only if such proceeding (or part thereof) was authorized by the Board and (ii) only if the indemnitee acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. Notwithstanding anything otherwise to the contrary, no obligation of the Corporation hereunder or otherwise to indemnify any current or former officer, director, agent, controlling shareholder or employee in their capacity as such shall be discharged or impaired by confirmation or consummation of that certain Second Amended Second Modified Joint Plan of Reorganization, dated January 31, 2002, approved by the Bankruptcy Court for the Eastern District of Virginia, Richmond Division, as the same may have been amended and/or modified (the "Plan"), and any such obligation shall continue in effect as an obligation of the Corporation as contemplated, and to the extent

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provided, by the Plan. The obligations of the Corporation contained in Section
8.5 of the Plan to indemnify any Representative (as defined in the Plan) shall be incorporated herein and shall continue in full force and effect notwithstanding anything to the contrary herein and notwithstanding confirmation or consummation of the Plan. The right to indemnification conferred in this Section shall be a contract right and shall include the right to be paid by the Corporation the expenses incurred in defending any such proceeding in advance of its final disposition; provided, however, that, if the General Corporation Law of the State of Delaware requires, the payment of such expenses incurred by a director or officer in his or her capacity as a director or officer (and not in any other capacity in which service was or is rendered by such person while a director or officer, including, without limitation, service to an employee benefit plan) in advance of the final disposition of a proceeding, shall be made only upon delivery to the Corporation of an undertaking, by or on behalf of such director or officer, to repay all amounts so advanced if it shall ultimately be determined that such director of officer is not entitled to be indemnified under this Section or otherwise. The Corporation may, by action of the Board, provide indemnification to employees and agents of the Corporation with the same scope and effect as the foregoing indemnification of directors and officers. The indemnification and other rights in this Section shall not be eliminated or reduced by any amendment or repeal of this paragraph except with respect to matters occurring after such amendment, repeal or adoption of an inconsistent provision.

                  (b) Right of Claimant to Bring Suit. If a claim under paragraph (a) of this Section is not paid in full by the Corporation within thirty days after a written claim has been received by the Corporation, the claimant may at any time thereafter bring suit

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against the Corporation to recover the unpaid amount of the claim and, if successful in whole or in part, the claimant shall be entitled to be paid also the expense of prosecuting such claim. It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in defending any proceeding in advance of its final disposition where the required undertaking, if any is required, has been tendered to the Corporation) that the claimant has not met the standards of conduct which make it permissible under the General Corporation Law of the State of Delaware for the Corporation to indemnify the claimant for the amount claimed, but the burden of proving such defense shall be on the Corporation. Neither the failure of the Corporation (including the Board, independent legal counsel, or its stockholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he or she has met the applicable standard of conduct set forth in the General Corporation Law of the State of Delaware, nor an actual determination by the Corporation (including its Board, independent legal counsel, or its stockholders) that the claimant has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct.

                  (c) Non-Exclusivity of Rights. The right to indemnification and the payment of expenses incurred in defending a proceeding in advance of its final disposition conferred in this Section shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, provision of the Amended and Restated Certificate of Incorporation, Amended and Restated By-Laws, agreement, vote of stockholders or disinterested directors or otherwise.

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                  (d) Insurance. The Corporation may maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the Corporation or another corporation, partnership, joint venture, trust or other enterprise against any such expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the General Corporation Law of the State of Delaware.

                                    ARTICLE X
                                    ---------

         The Corporation shall not be governed by Section 203 of the General Corporation Law of Delaware.

                                   ARTICLE XI
                                   ----------

         1. Limitation on Rights Plans. The Corporation may only adopt a shareholder rights plan pursuant to the affirmative vote of holders of at least 80% of the Corporation's voting power entitled to vote at a stockholders' meeting or by written action in lieu thereof or a vote of the Board of Directors of the Corporation with at least 80% of the number of directors voting in favor thereof.

         2. Removal of Directors. Any director or directors may be removed either for or without cause at any time by the affirmative vote of the holders of a majority of the voting power entitled to vote for the election of directors, at an annual meeting or a special meeting called for the purpose or by consent in writing in accordance with Article II, Section 6, of the Amended and Restated By-Laws, and the vacancy thus created

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may be filled, at such meeting, by the affirmative vote of holders of shares constituting a majority of the voting power of the Corporation.

         3. Shareholder Consent. Any action required or permitted to be taken at any annual or special meeting of stockholders may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. Prompt notice of the taking of the corporation action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing.

         4. Shareholder Meetings. Special meetings of stockholders for any purpose or purposes may be called by the Chairman of the Board, the President or the Secretary, any stockholder or group of stockholders holding at least 15% of the share voting power of the Corporation or by resolution of the Board of Directors. IN WITNESS WHEREOF, AMF Bowling Worldwide, Inc. has caused this Amended and Restated Certificate of Incorporation to be signed by its Senior Vice President, this __ day of _______, 2002.

                                      By:      ________________________________
                                               Name:    Christopher F. Caesar
                                               Title:   Senior Vice President



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